Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 2001, included in this Form 11-K, into the Company's previously filed Registration Statement (Form S-8 No. 33-63059).




ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
March 30, 2001